Pricing  Supplement  No.  1                   Filing  under  Rule  424(b)(3)
Dated  July  13,  2000                        Registration  File  No. 333-85967
Cusip  #94874R  BK1


                           WEINGARTEN REALTY INVESTORS
                           MEDIUM-TERM NOTES, SERIES A

Principal amount: $25,000,000                 Floating Rate Notes: 3 Month Libor
Interest  Rate  (if  fixed  rate):  N/A       Interest  rate basis:  N/A
Stated  Maturity:  July  18,  2002            Paper  Rate
Specified  Currency:  U.S.  $                      Prime  Rate
Applicable  Exchange  Rate  (if  any):             LIBOR
    U.S.  $1.00  =  N/A                            Treasury  Rate
Issue  price  (as  a  percentage  of               CD  Rate
    principal  amount):  100%                      Federal  Funds  Rate
Selling  Agent's  commission  (%):  0.25%          Other
Purchasing  Agent's  discount                 Index  Maturity:  N/A
    or  commission  (%):  N/A                 Spread:  +50  basis  points
Net proceeds to the Company (%): 99.75%       Spread  Multiplier:  N/A
Settlement  date  (original                   Maximum  Rate:  N/A
    issue  date):  July  18,  2000            Minimum  Rate:  N/A
Redemption  Commencement                      Initial Interest Rate:  7.23%
    Date  (if  any):  N/A                     Interest Reset Date(s): Quarterly
Interest  Determination Date(s):  N/A         Optional Repayment Date: N/A
Calculation  Date(s):  N/A                    Cusip  #  948  74R  BK  1
Interest Payment Date(s): 10/18,1/18,4/18,7/18
Regular  Record  Date(s):  N/A


     Redemption  prices  (if  any):  The  Redemption  Price  shall  be  at  par.

     If such Notes are denominated in other than U.S. dollars, the applicable Foreign Currency Supplement is attached hereto.

     Additional  terms:  N/A

     As of the date of this Pricing Supplement, the aggregate initial public offering price (or its equivalent in other currencies) of the Debt Securities (as defined in the Prospectus) which have been sold (including the Notes to which this Pricing Supplement relates) is $25,000,000.

     "N/A" as used herein means "Not Applicable." "A/S" as used herein means "As stated in the Prospectus Supplement referred to above."

                                 LEHMAN BROTHERS